Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

American Express Travel Related Services Company, Inc.

American Express Credit Account Master Trust

Reporting Period January 1, 2015 to December 31, 2015

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. (“TRS”), as Servicer pursuant to the American Express Credit Account Master Trust (the “Trust”) Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006, as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of December 17, 2007, as amended by the Second Amendment to the Pooling and Servicing Agreement, dated as of October 24, 2008, as amended by the Third Amendment to the Pooling and Servicing Agreement, dated as of February 24, 2009, and as amended by the Fourth Amendment to the Pooling and Servicing Agreement, dated as of October 7, 2010, as amended by the Fifth Amendment to the Pooling and Servicing Agreement, dated as of May 10, 2013, as amended by the Sixth Amendment to the Pooling and Servicing Agreement, dated as of January 29, 2014, and as amended by the Seventh Amendment to the Pooling and Servicing Agreement, dated as of April 13, 2015 (as so amended and restated and as otherwise amended from time to time, the “Agreement”), among American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC, and American Express Receivables Financing Corporation IV LLC, as transferors, TRS, as servicer (in such capacity, the “Servicer”), and The Bank of New York Mellon, as trustee and securities intermediary (the “Trustee”), does hereby certify that:

1.	TRS is Servicer under the Agreement.

2.	The undersigned is duly authorized as required pursuant to the Agreement to execute and deliver this Certificate.

3.	A review of the Servicer’s activities during the reporting period and of its performance under the Agreement has been made under my supervision.

4.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of March, 2016

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ J J Anand
Name:	J J Anand
Title:	Vice President